SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐ Preliminary	Proxy Statement
☐	Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-11(c) or § 240.14a-12

EXAR CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No. 14A:
(3)	Filing Party:
(4)	Date Filed:

EXAR CORPORATION

48720 KATO ROAD

FREMONT, CALIFORNIA 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 9, 2004

TO THE STOCKHOLDERS OF EXAR CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EXAR CORPORATION, a Delaware corporation (the “Company”), will be held on Thursday, September 9, 2004 at 3:00 p.m. local time at the Company’s Corporate Headquarters, 48720 Kato Road, Fremont, California 94538, for the following purposes:

1.	To elect two (2) Directors to hold office until the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until such Directors’ earlier death, resignation or removal.

2.	To approve an amendment to the Company’s 1997 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 2,000,000 shares.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on July 27, 2004 as the record date for the determination of Stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

THOMAS R. MELENDREZ

Secretary

Fremont, California

July 29, 2004

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

EXAR CORPORATION

48720 KATO ROAD

FREMONT, CALIFORNIA 94538

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 9, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Exar Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on September 9, 2004, at 3:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s Corporate Headquarters, 48720 Kato Road, Fremont, California 94538. The Company intends to mail this proxy statement and accompanying proxy card on or about July 29, 2004 to all Stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to Stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by Directors, officers or other regular employees of the Company or Georgeson Shareholder Communications, Inc. No additional compensation will be paid to Directors, officers or other regular employees for such services, but Georgeson Shareholder Communications, Inc. will be paid its customary fee, approximately $5,000, plus documented expenses, for solicitation services.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on July 27, 2004 are entitled to notice of and to vote at the Annual Meeting. At the close of business on July 27, 2004, the Company had outstanding and entitled to vote 41,377,032 shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

Quorum; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares that are voted “FOR,” “AGAINST” or “WITHHELD” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote (the “Votes Cast”) with respect to such matter.

While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposal.

Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of the amendment to the Company’s 1997 Equity Incentive Plan, as amended). Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal.

Voting Via the Internet or by Telephone

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.

A number of brokers and banks offer the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in this or another similar program, you may grant a proxy to vote those shares telephonically or via the Internet by following the instructions shown on the instruction form received from your broker or bank.

The telephone and Internet voting procedures are designed to authenticate Stockholders’ identities, to allow Stockholders to grant a proxy to vote their shares and to confirm that Stockholders’ instructions have been recorded properly. Stockholders participating in these programs should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the Stockholder.

Proxies; Revocability of Proxies

Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Company’s Board of Directors and which when properly completed will be voted as you direct. In the event no directions are specified, such proxies will be voted “FOR” the nominees of the Board of Directors (Proposal 1), “FOR” the amendment to the 1997 Equity Incentive Plan, as amended (Proposal 2) and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting. You are urged to give direction as to how to vote your shares. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s Corporate Headquarters, 48720 Kato Road, Fremont, California 94538, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

Proposals of Stockholders that are intended to be presented at the Company’s 2005 Annual Meeting of Stockholders must be received by the Company not later than April 1, 2005 in order to be included in the proxy statement and proxy relating to that Annual Meeting. In addition, any Stockholder who desires to make a proposal to be presented at the Company’s 2005 Annual Meeting of Stockholders must comply with the provisions relating to advance notice contained in the Company’s Bylaws.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Vacancies on the Board of Directors may be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Company voting together as a single class, or (ii) by a majority of the remaining Directors. A Director elected to fill a vacancy shall serve for the remainder of the full term of the class of Directors in which the vacancy occurred and until such Director’s successor is elected and qualified.

The Board of Directors is presently composed of six members. There are two Directors, Donald L. Ciffone, Jr. and Ronald W. Guire, in the class whose terms of office expire in 2004. Each of the nominees for election to this class is currently a Director and Executive Officer of the Company. The only Committee of the Board of Directors of which the nominees are members is the Employee Option Administration Sub-Committee (see “Board Committees and Meetings”). If elected at the Annual Meeting, Messrs. Ciffone and Guire will serve until the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until such Directors’ earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Messrs. Ciffone and Guire have agreed to serve if elected, and management has no reason to believe that they will be unable to serve. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Votes withheld from a nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See “INFORMATION CONCERNING SOLICITATION AND VOTING—Quorum; Abstentions; Broker Non-Votes.”

Set forth below is biographical information for each nominee and each person whose term of office as a Director will continue after the Annual Meeting. There is no family relationship between any Director or Executive Officer of the Company.

Nominees for Election for a Three-Year Term Expiring at the 2007 Annual Meeting

DONALD L. CIFFONE, JR.

Mr. Ciffone, age 49, joined the Company as President and Chief Executive Officer in October 1996 and was appointed a Director at that time. Mr. Ciffone was appointed Chairman of the Board in April 2002. From August 1996 to October 1996, Mr. Ciffone was Executive Vice President of Toshiba America, the U.S. semiconductor subsidiary of Toshiba Semiconductor. Prior to joining Toshiba, he served from 1991 to 1996 in a variety of senior management positions, including Senior Vice President of the VLSI Product Divisions, at VLSI Technology, Inc. From 1978 to 1991, Mr. Ciffone held a variety of marketing and operations positions at National Semiconductor, Inc. Mr. Ciffone holds a B.A. from San Jose State University and an M.B.A. from Santa Clara University.

RONALD W. GUIRE

Mr. Guire, age 55, joined the Company in July 1984 as Vice President and Treasurer and has been a Director since June 1985. His title was changed to Chief Financial Officer in May 1985 and to Executive Vice President in July 1995. Mr. Guire has served as the Company’s Assistant Secretary since June 2001. Mr. Guire was a partner in the certified public accounting firm of Graubart & Co. from 1979 until he joined Exar in July 1984. Mr. Guire holds a B.S. in Accounting from California College of Commerce.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEES.

Directors Continuing in Office Until the 2005 Annual Meeting

RAIMON L. CONLISK

Mr. Conlisk, age 82, joined the Company as a Director in August 1985, was appointed Vice Chairman of the Board in August 1990, served as Chairman of the Board from August 1994 to April 2002, and is currently serving as Vice Chairman. Mr. Conlisk has also served as a director since 1991, and in December 1997 was appointed Chairman of the Board of SBE, Inc., a manufacturer of communications and computer products. In March 2004, Mr. Conlisk retired as a Director and Chairman from SBE, Inc., however, he was subsequently appointed Chairman Emeritus. From 1977 to 1999, Mr. Conlisk was President of Conlisk Associates, a management-consulting firm serving high-technology companies in the United States and foreign countries. From 1991 to 1998, Mr. Conlisk served as a Director of Xetel Corporation, a contract manufacturer of electronic equipment. Mr. Conlisk was also President from 1984 to 1989, a Director from 1970, and Chairman from 1989 until retirement in June 1990, of Quantic Industries, Inc., a privately held manufacturer of electronic systems. From 1970 to 1973, and from 1987 to 1990, Mr. Conlisk served as a Director of the American Electronics Association. He holds a B.S. in Electrical Engineering from the University of California at Berkeley.

RICHARD PREVITE

Mr. Previte, age 69, joined the Company as a Director in October 1999. He was a Director of Advanced Micro Devices, or AMD, from 1990 to April 2000, and Vice Chairman from 1999 to April 2000. Additionally, Mr. Previte served as Chairman of the Board of Vantis Corporation, a subsidiary of AMD, from 1997 to June 1999, and acted as Chief Executive Officer from February 1999 to June 1999. Mr. Previte served as President of AMD from 1990 to 1999, Executive Vice President and Chief Operating Officer from 1989 to 1990, and Chief Financial Officer and Treasurer from 1969 to 1989. Most recently he was Chief Executive Officer and Chairman of the Board of MarketFusion, Inc., from January 2000 to April 2002. He holds a B.S. and an M.S. from San Jose State University.

Directors Continuing in Office Until the 2006 Annual Meeting

FRANK P. CARRUBBA

Dr. Carrubba, age 66, joined the Company as a Director in August 1998. Dr. Carrubba served as Executive Vice President and Chief Technical Officer of Royal Philips Electronics, headquartered in Eindhoven, The Netherlands, from 1991 to 1997. From 1982 to 1991, Dr. Carrubba was with Hewlett-Packard Company, where he was a member of the Group Management Committee and was Director of Hewlett-Packard Laboratories. Prior to joining Hewlett-Packard, he spent 22 years as a member of the technical staff at IBM Corporation’s Thomas J. Watson Research Laboratory in Yorktown Heights, New York. Dr. Carrubba was one of the original designers of the RISC Architecture, for which he was named “Inventor of the Year” by the Intellectual Property Owners in Washington, D.C. in 1992. Dr. Carrubba is also a Director of Coherent, Inc., a global leader in the design, manufacture and sale of lasers, and Gyration, Inc., creators of in-air cordless mice and controllers for games, presentations and virtual reality. In June 2002, Dr. Carrubba was appointed Chairman of the Board of Accerra Corporation, a provider of secure online services for business communications located in Santa Rosa, California. He holds a B.S. in Electrical Engineering, an M.S. in Operations Management and an Honorary Ph.D. in Computer Engineering from the University of New Haven.

JOHN S. McFARLANE

Mr. McFarlane, age 55, joined the Company as a Director in January 2004. Mr. McFarlane has served as Chairman and Chief Executive Officer of Ascendent Telecommunication, Inc., a provider of advanced voice communications systems, enabling mobility and business continuity solutions, since March 2004. He has over 20 years of global experience in the high technology industry encompassing computing, software, networking, and telecommunications. From March 2001 to April 2002, Mr. McFarlane was President and Chief Executive Officer of Nexsi Systems, a provider of high-performance Internet security and traffic management systems. Nexsi Systems, a private corporation, filed for protection under Chapter 7 of the U.S. Bankruptcy Laws on May 17, 2002. From May 1997 to March 2001, he held senior executive positions at Sun Microsystems, including President of the Service Provider Business and President of the Software Division. Prior to May 1997, he spent 17 years at Northern Telecom and Bell Northern Research, and was Vice President, Engineering and Technology, Broadband Networks from 1995 to 1997. Mr. McFarlane is also a Director of Pitney Bowes Inc, and Creo Inc. He holds a B.S. and an M.B.A. from the University of Toronto.

Board Committees and Meetings

During the fiscal year ended March 31, 2004, the Board of Directors held eight meetings. The Board maintains an Audit Committee, a Compensation Committee, an Employee Option Administration Committee and a Corporate Governance and Nominating Committee. In addition, the Employee Option Administration Committee has delegated limited responsibilities to the Employee Option Administration Sub-Committee.

The Audit Committee, serving under a written charter adopted by the Board of Directors, reviews financial reports, information and other disclosures submitted by the Company to any regulatory agency or disclosed to the public, reviews the Company’s system of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes. The Audit Committee’s primary duties and responsibilities are to: (i) serve as an independent and objective party to review the reliability and integrity of the Company’s financial reporting process and internal control system; (ii) select the independent accountants and review and appraise the independent accountants’ qualifications, independence and performance; and (iii) provide the Board with such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board. The Audit Committee, which during the fiscal year ended March 31, 2004 was composed of Messrs. Carrubba, Conlisk, McFarlane and Previte, held eight meetings during such fiscal year. Mr. Previte serves as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Previte is an audit committee financial expert (as currently defined under applicable SEC rules). All members of the Audit Committee are independent (as currently defined under applicable SEC rules and the National Association of Securities Dealers listing standards).

The Compensation Committee, serving under a written charter adopted by the Board of Directors, assists the Board of Directors by reviewing, approving, modifying and administering the Company’s compensation plans, arrangements and programs. The Compensation Committee’s primary duties and responsibilities are to: (i) evaluate the performance of the Company’s President and CEO; (ii) review the performance of other Executive Officers; and (iii) review and approve or recommend to the Board compensation levels, policies and programs. The Compensation Committee, which during the fiscal year ended March 31, 2004 was composed of Messrs. Carrubba, Conlisk, Dykes (through September 2003) and McFarlane (since January 2004), held four meetings during such fiscal year. Mr. Carrubba serves as Chairman of the Compensation Committee. All members of the Compensation Committee are independent (as currently defined under applicable SEC rules and the National Association of Securities Dealers listing standards).

The Employee Option Administration Committee, serving under a written charter adopted by the Board of Directors, administers the Company’s employee stock option plans, including the granting of any options under those plans. The Employee Option Administration Committee, which during the fiscal year ended March 31, 2004 was composed of Messrs. Carrubba and Conlisk held five meetings during such fiscal year. Mr. Conlisk serves as Chairman of the Employee Option Administration Committee. All members of the Employee Option Administration Committee are independent (as currently defined under applicable SEC rules and the National Association of Securities Dealers listing standards). The Employee Option Administration Sub-Committee, composed of Messrs. Ciffone, as Chairman, and Guire, held eleven meetings during such fiscal year. The

Employee Option Administration Sub-Committee grants options within guidelines approved by the Employee Option Administration Committee to new employees, other than Company Section 16 insiders, as of the hire date in order to avoid option price fluctuations that might result if option grants are authorized subsequent to the hire date.

The Corporate Governance and Nominating Committee, serving under a written charter adopted by the Board of Directors, adopts and ensures compliance with ethical principles and governance standards applicable to the Company’s Directors and Executive Officers to ensure corporate integrity and responsibility. In the absence of Board of Directors action, the Corporate Governance and Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board of Directors and committees thereof. The Corporate Governance and Nominating Committee, which during the fiscal year ended March 31, 2004 was composed of Messrs. Conlisk and Previte, held four meetings during such fiscal year. Mr. Conlisk serves as Chairman of the Corporate Governance and Nominating Committee. All members of the Corporate Governance and Nominating Committee are independent (as currently defined under applicable SEC rules and the National Association of Securities Dealers listing standards).

The Corporate Governance and Nominating Committee will consider recommendations for candidates to the Board of Directors from Stockholders holding no less than 5% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination. If the Corporate Governance and Nominating Committee wishes to identify new independent director candidates for Board membership, it is authorized to retain, and to approve the fees of, third party executive search firms to help identify prospective director nominees. A Stockholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to Exar Corporation, attention Corporate Secretary, 48720 Kato Road, Fremont, CA 94538, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock, a statement from the recommending Stockholder in support of the candidate, references, particularly within the context of the criteria for Board membership, including issues of character, diversity, skills, judgment, age, independence, industry experience, expertise, corporate experience, length of service, other commitments and the like, and a written indication by the candidate of her/his willingness to serve, if elected. The Corporate Governance and Nominating Committee has not formally adopted any specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. The Corporate Governance and Nominating Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have or have had experience in positions with a high degree of responsibility, (iv) are or were leaders in the companies or institutions with which they are or were affiliated, (v) have qualifications that will increase overall Board effectiveness and (vi) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. In order to identify and evaluate nominees for director, the Corporate Governance and Nominating Committee regularly reviews the current composition and size of the Board of Directors, reviews qualifications of nominees, evaluates the performance of the Board of Directors as a whole, evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of Stockholders, considers such factors as character; diversity; skills; judgment; age; independence; industry experience; expertise; corporate experience; length of service; other commitments and the like; and the general needs of the Board, including applicable independence requirements. The Corporate Governance and Nominating Committee considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole. The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

During the fiscal year ended March 31, 2004, each Board member attended at least 75% or more of the aggregate of the meetings of the Board and of the Committees on which he served that were held during the period for which he was a Director or Committee member, respectively.

The charters for each of the above Committees, the Company’s Corporate Governance Principles, Code of Ethics for Principal Executives, Executive Management and Senior Financial Officers, Code of Business Conduct and Ethics, and information concerning direct communication with the Chairman of the Audit Committee are posted on the Company’s web site at: www.exar.com.

The Company encourages all incumbent Directors and nominees for election as Director to attend the Annual Meeting. All of the Company’s Directors, except for Mr. Dykes, attended the Annual Meeting in September 2003.

Stockholder Communications with the Board

A Stockholder that desires to communicate directly with the Board of Directors or one or more of its members concerning the affairs of the Company shall direct the communication in written correspondence by letter to Exar Corporation, attention Corporate Secretary, at the Company’s offices at 48720 Kato Road, Fremont, CA 94538. If such communication is intended for some but not all of the members of the Board of Directors, the intended recipients shall be clearly indicated in bold type at the beginning of the letter. Alternatively, a Stockholder may communicate with the non-employee members of the Board via the Company’s Internet website at: www.exar.com.

PROPOSAL 2

APPROVAL OF 1997 EQUITY INCENTIVE PLAN, AS AMENDED

Stockholders are being asked to approve an amendment to the Company’s 1997 Equity Incentive Plan (the “1997 Plan”) to increase by 2,000,000 the number of shares of the Company’s Common Stock (“Common Stock”) that may be issued thereunder. The Board of Directors (the “Board”) has approved the increase in the number of shares reserved for issuance under the 1997 Plan, subject to approval from Stockholders at the Annual Meeting. Approval of this amendment to the 1997 Plan requires the affirmative vote of a majority of the Votes Cast.

The 1997 Plan was initially adopted by the Board and approved by Stockholders in 1997. There were initially 2,475,000 shares of Common Stock reserved for issuance thereunder plus an additional number of shares that could (and have) become available upon the cancellation of options outstanding under the Company’s 1991 Stock Option Plan, as amended (the “1991 Plan”). In 1998, the Board adopted, and the Stockholders subsequently approved, an increase in the number of authorized shares for issuance under the 1997 Plan by 1,350,000, from a total of 2,475,000 to 3,825,000 shares. In 1999, the Board adopted, and the Stockholders subsequently approved, an increase in the number of authorized shares for issuance under the 1997 Plan by 1,350,000 from a total of 3,825,000 to 5,175,000 shares. As of May 31, 2004, options (net of canceled or expired options) and stock bonus awards covering an aggregate of 3,411,136 shares of Common Stock were outstanding or had been exercised or otherwise issued.

We believe strongly that the approval of the amendment to the 1997 Plan is essential to the Company’s continued success. The Company’s employees are its most valuable assets. Offering a broad-based equity compensation program is vital to attracting and retaining the most highly skilled people in the Company’s industry. We believe that employees who have a stake in the future success of its business become highly motivated to achieve the Company’s long-term business goals and increase Stockholder value. At this important time in the Company’s history, the innovation and productivity of employees are even more critical to the Company’s success in a highly competitive and fast-paced industry. The 1997 Plan is designed to assist the Company in recruiting, motivating and retaining talented employees who help the Company achieve its business goals, including creating long-term value for Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

The following paragraphs provide a summary of the principal features of the 1997 Plan, as amended, and its operation. The 1997 Plan, as amended, is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

General

The 1997 Plan provides for the grant or issuance of incentive stock options, nonstatutory stock options and stock bonuses to employees, directors and consultants of the Company or its affiliates. Incentive stock options granted under the 1997 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 1997 Plan are intended not to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of the various awards included in the 1997 Plan.

Purpose

The 1997 Plan provides a means by which selected employees, directors and consultants to the Company and its affiliates may be given an opportunity to acquire Common Stock of the Company. The Company, by means of the 1997 Plan seeks to retain the services of persons who are now employees, directors or consultants to the Company or its affiliates, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

Approximately 267 of the Company’s employees, directors and consultants are eligible to participate in the 1997 Plan, as of May 31, 2004.

Forms of Benefit

The 1997 Plan provides for incentive stock options, nonstatutory stock options and stock bonuses (collectively “Stock Awards”).

Administration

The 1997 Plan is administered by the Board unless and until the Board delegates administration to a committee composed of two (2) of more Board member, all of the members of which committee may be non-employee directors (as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and may also be, in the discretion of the Board, outside directors (as defined under the Code). If administration is delegated to a committee, such committee will have, in connection with the administration of the 1997 Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the 1997 Plan, as may be adopted from time to time by the Board. The Board or the committee may delegate to a sub-committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act and/or who are either (i) not then employees covered by Section 162(m) of the Code and are not expected to be covered by Section 162(m) of the Code at the time of recognition of income resulting from such Stock Awards, or (ii) not persons with respect to whom the Company wishes to qualify for an exemption from the application of Section 162(m) of the Code. The Board may abolish a committee or sub-committee at any time and revest in the Board the administration of the 1997 Plan. The Board has delegated the administration of the 1997 Plan to the Employee Option Administration Committee. On March 22, 2000, the Employee Option Administration Committee formed a sub-committee, the Employee Option Administration Sub-Committee, to best ensure that option grants be issued upon or as near as practicable to the hire dates of eligible employees other than Section 16(b) employees, thereby avoiding stock price fluctuations that might occur between the date of hire and the next regularly scheduled meeting of the Employee Option Administration Committee.

The Board has the power to determine from time to time which of the persons eligible under the 1997 Plan shall be granted Stock Awards, the type of Stock Awards to be granted, when and how each award shall be granted, to construe and interpret the 1997 Plan and Stock Awards granted thereunder, and to establish, amend and revoke rules and regulations for its administration. The Board may correct any defect in the 1997 Plan or in any award agreement to make the 1997 Plan fully effective.

Shares Subject to The 1997 Plan

The Common Stock that may be sold pursuant to Stock Awards under the 1997 Plan shall not exceed in the aggregate 5,175,000 shares (prior to approval of the proposed increase by 2,000,000) of the Company’s Common Stock plus any shares that remained available for issuance under the Company’s 1991 Plan on the date the 1997 Plan was adopted and any additional shares that would become available under the 1991 Plan due to the expiration or other termination of any Stock Award thereunder. If any Stock Award expires or terminates, in whole or in part, without having been exercised in full, the unpurchased or unissued shares under such Stock Award will revert to and again become available for issuance under the 1997 Plan. The Common Stock subject to the 1997 Plan may be unissued or reacquired shares, bought on the market or otherwise.

Eligibility

Incentive stock options may be granted only to employees of the Company or any affiliate. Nonstatutory stock options and stock bonuses may be granted only to employees, directors or consultants of the Company or any affiliate.

No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five (5) year from the date of grant. No person shall be eligible to be granted stock options covering more than Four Hundred Fifty Thousand (450,000) shares of the Company’s Common Stock in any calendar year. As a result of the three-for-two stock split, effected in the form of a stock dividend, as of February 15, 2000, the Company adjusted the number of shares of the Company’s Common Stock that may be granted to any individual pursuant to a stock option in a calendar year from 300,000 to 450,000. The adjustments were made pursuant to Sections 4(c) and 11 of the 1997 Plan.

Term and Termination

No option is exercisable after the expiration of ten (10) years from the date it was granted.

In the event an optionee’s employment or relationship as a consultant or director is terminated, the optionee may exercise his or her option (to the extent that the optionee was entitled to exercise it at the time of termination) but only within the earlier of (i) the date three (3) months after the termination of the optionee’s employment or relationship as a consultant or director, or (ii) the expiration of the term of the option as set forth in the option agreement. However, if the optionee’s termination of employment or relationship as a consultant or director is due to permanent and total disability, the three (3) month period is extended to one (1) year. In addition, if the optionee dies while an employee, director or consultant, or within three (3) months following the termination of such relationship, the three (3) month period is extended to eighteen (18) months.

In the event a stock bonus recipient’s continuous status as an employee, director or consultant is terminated, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus agreement between the Company and such person.

Exercise/Purchase Price

The exercise price of each incentive stock option will not be less than one hundred percent (100%) of the fair market value of the Company’s Common Stock on the date of grant. The exercise price of each nonstatutory stock option will not be less than fifty percent (50%) of the fair market value on the date of grant except for options issued under a salary deferral election. In an effort to follow procedures and practices that the Company believes constitute the “best practices,” the Board, in June 2004, amended the 1997 Plan to limit the Company’s ability to reprice any outstanding stock option after it has been granted (other than pro rata adjustments to reflect stock dividends and other corporate events) and to cancel any outstanding stock option and replace it with a new stock option with a lower exercise price (but not less than 50% of the fair market value on the date of grant, or 100% of the fair market value on the date of grant with respect to incentive stock options) for no more than 20% of the options reserved for issuance under the 1997 Plan, unless Stockholders approve a larger percentage. Notwithstanding the foregoing, in no event may any option held by an officer or director (who would be considered a corporate and Section 16 insider) be repriced or cancelled and replaced with an option with a lower exercise price without Stockholder approval.

Consideration

The purchase price of shares of Common Stock acquired pursuant to a Stock Award is paid either in cash at the time of exercise of purchase, or in any other form of legal consideration that may be acceptable to the Board or its Committee. Additionally, in the case of an option and in the discretion of the Board or its Committee at the time of the grant or exercise of an option, by delivery to the Company of other shares of Common Stock. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as interest of amounts that are not stated to be interest.

Transferability

An incentive stock option is not transferable except by will or by the laws of descent and distribution, and is exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A stock bonus shall not be transferable except where required by law or expressly authorized by the applicable stock bonus agreement. A nonstatutory stock option shall be transferable only to the extent specifically provided for in the option agreement. An award holder may designate a beneficiary who may exercise his or her award after death.

Vesting

The total number of shares of Common Stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior periods as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, provided that the Company may have a repurchase right with respect to any unvested shares.

Stock bonuses sold or awarded under the 1997 Plan may be granted with a repurchase option in favor of the Company, which will lapse in accordance with a vesting schedule determined by the Board or its Committee.

Salary Deferral Elections

The Company may permit selected employees to elect to have a portion of their compensation reduced each year in return for options to purchase Common Stock at an aggregate discount from the then current fair market value equal to the salary reduction amount.

Elections to defer salary must be filed with the Company prior to the commencement of the calendar year in which the salary to be deferred is earned, and are irrevocable for that calendar year. The minimum amount of salary that may be deferred for a year is $5,000; the maximum is $50,000.

Options granted pursuant to a salary deferral election will be granted on or before the first trading day in January of the calendar year for which the salary reduction election is to be in effect. The number of shares of Common Stock subject to each option shall be equal to A/(B x 66 2/3%), where A is the salary deferral amount and B is the fair market value per share of Common Stock on the option grant date. The number of shares shall be rounded down to the nearest whole number.

The exercise price of each option granted pursuant to salary deferral elections shall be 33 1/3% of fair market value of the Common Stock subject to such option on the date such option is granted. Such option shall become exercisable in twelve monthly installments at the end of each month of the calendar year in which salary is deferred (subject to continued employment or service to the Company or its affiliates through each such date), and shall terminate upon the earlier of (i) ten (10) years from the date the option was granted, or (ii) three (3) years following termination of employment or relationship as a director or consultant.

Adjustment Upon Changes in Stock

If any change is made in the Common Stock without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the 1997 Plan the maximum annual award applicable under the 1997 Plan and the class(es) and number of shares and price per share of Common Stock subject to outstanding Stock Awards will be appropriately adjusted.

In the event of: (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, excluding in each case a capital reorganization in which the sole purpose is to change the state of incorporation of the Company, then all outstanding options shall become exercisable in full for a period of at least ten (10) days, and all stock bonuses shall be fully vested, prior to such event. Outstanding options which have not been exercised prior to such event shall terminate on the date of such event unless assumed by a successor corporation.

Amendment of the 1997 Plan

The Board or its Committee at any time, and from time to time, may amend the 1997 Plan. However, no amendment shall be effective unless approved by the Stockholders to the extent such amendment requires Stockholder approval in order for the 1997 Plan to satisfy the requirements of Section 422 of the Code, to comply with the requirements of Rule 16b-3 of the Exchange Act or to comply with any NASDAQ or securities exchange listing requirements. The Board may in its sole discretion submit any other amendment to the 1997 Plan for Stockholder approval.

Termination or Suspension of the 1997 Plan

The Board may suspend or terminate the 1997 Plan at any time. The 1997 Plan shall terminate September 1, 2007, unless terminated earlier. No Stock Awards may be granted under the 1997 Plan while the 1997 Plan is suspended or after it is terminated.

Awards to be Granted to Certain Individuals and Groups

The number of awards that an employee, director or consultant may receive under the 1997 Plan is in the discretion of the Board or its Committee and, therefore, cannot be determined in advance. To date, only stock options and stock bonuses of 200 shares to those employees completing 15 years of employment service have been granted under the 1997 Plan. In fiscal 2004 no stock option grants were made under the 1997 Plan.

Federal Income Tax Information

Incentive Stock Options.    Incentive stock options under the 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee’s alternative minimum tax liability, if any.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one (1) year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term or mid-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of a (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who are subject to Section 16 (b) of the Exchange Act or acquire stock subject to certain repurchase options.

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.    Nonstatutory stock options granted under the 1997 Plan generally have the following federal income tax consequences:

There are not tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be generally entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Bonuses.    Stock bonuses granted under the 1997 Plan generally have the following federal income tax consequences:

Upon acquisition of the stock, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one (1) year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions.    As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for covered employees. It is possible that compensation attributable to awards granted in the future under the 1997 Plan when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulation issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of “outside directors” and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period (such as that set forth in the 1997 Plan), per-employee limitation is approved by the Stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and approved by Stockholders.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of May 31, 2004:

•	each Stockholder who is known by us to own beneficially more than 5% of our Common Stock;

•	each of our President and Chief Executive Officer and our other four most highly compensated Executive Officers as of March 31, 2004;

•	each of our Non-Employee Directors; and

•	all of our Non-Employee Directors and Executive Officers as a group.

Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of our Common Stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Applicable percentage ownership is based on 41,276,122 shares of Common Stock outstanding as of May 31, 2004. In computing the number and percentage of shares beneficially owned by a person, shares of Common Stock subject to options currently exercisable, or exercisable within sixty (60) days of May 31, 2004, are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Beneficial Owners	Beneficial Ownership(1)
	Number of Shares	Percent of Total
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, MD 21202	3,132,400	7.59%
Westfield Capital Management Company LLC(3) One Financial Center Boston, MA 02111	2,621,000	6.35%
Royce & Associates, LLC(4) 1414 Avenue of the Americas New York, NY 10019	2,475,200	6.00%
AXA Financial, Inc.(5) 1290 Avenue of the Americas New York, NY 10104	2,254,314	5.46%
Donald L. Ciffone, Jr.(6)	1,403,095	3.29%
Roubik Gregorian(6)	629,036	1.50%
Ronald W. Guire(6)	497,633	1.19%
Thomas R. Melendrez(6)	191,186	*
Mir B. Ghaderi(6)	126,998	*
Raimon L. Conlisk(6)	218,584	*
Frank P. Carrubba(6)	177,614	*
Richard Previte(6)	141,152	*
John S. McFarlane(6)	1,000	*
All Executive Officers and Non-Employee Director as a group (12 persons)	4,066,722	9.00%

*	Represents beneficial ownership of less than one percent of the Common Stock.

(1)	This table is based on information supplied by the Executive Officers, Directors and principal Stockholders and Schedules 13G, 13G(A) and 13F filed with the SEC.

(2)	Based on Schedule 13G filed with the SEC on February 5, 2004. T Rowe Price Associates, Inc. has sole voting power with respect to 1,073,400 shares and sole dispositive power with regard to 3,132,400 shares.

(3)	Based on Schedule 13F filed with the SEC on April 7, 2004. Westfield Capital Management Company LLC has sole voting power with respect to 2,374,100 shares and sole dispositive power with respect to 2,621,000 shares.

(4)	Based on Schedule 13G filed with the SEC on February 2, 2004. Royce & Associates, LLC has sole voting power with respect to 2,475,200 shares and sole dispositive power with respect to 2,475,200 shares.

(5)	Based on Schedule 13G filed with the SEC on February 10, 2004. AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA beneficially own 2,254,314 shares, of which they have sole voting power with respect to 1,232,015 shares, shared voting power with respect to 828,700 shares and sole dispositive power with respect to 2,254,314 shares.

(6)	Includes shares which certain Executive Officers and Non-Employee Directors have the right to acquire within sixty (60) days after May 31, 2004, pursuant to outstanding options as follows: Donald L. Ciffone, Jr., 1,395,414 shares; Roubik Gregorian, 575,496 shares; Ronald W. Guire, 475,498 shares; Thomas R. Melendrez, 187,348 shares; Mir B. Ghaderi, 121,048 shares; Raimon L. Conlisk, 218,584 shares; Frank P. Carrubba, 177,614 shares; Richard Previte, 141,152 shares; John S. McFarlane, 0 shares; and all Executive Officers and Non-Employee Directors as a group, 3,932,898 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and Executive Officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent (10%) Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 2004, all of the Company’s Executive Officers, Non-Employee Directors and greater than ten percent (10%) Stockholders complied with applicable Section 16(a) filing requirements.

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation of Non-Employee Directors

Fees.    In fiscal 2004, the Company paid fees to each of its Non-Employee Directors for their services as Directors. The Company paid to Frank P. Carrubba fees totaling $28,000, of which $3,500 was deferred under the 1996 Non-Employee Directors’ Stock Option Plan, as amended (the “1996 Directors’ Stock Option Plan”), for his services as a Director. The Company paid Raimon L. Conlisk fees totaling $56,000, of which $28,000 was deferred under the 1996 Directors’ Stock Option Plan, for his services as a Director, including service as Vice Chairman of the Board of Directors. The Company paid to James E. Dykes fees totaling $14,000 for his service as a Director through September 4, 2003, the last day of his directorship term. The Company paid to John S. McFarlane fees totaling $7,000 for his services as a Director. The Company paid to Richard Previte fees totaling $28,000 for his services as a Director. In addition, the Company reimbursed all Directors for certain expenses incurred in connection with their services as Directors in accordance with Company policy.

Nonqualified Stock Options.    Non-Employee Directors received periodic non-discretionary grants of nonqualified stock options to purchase shares of Common Stock of the Company under the 1996 Directors’ Stock Option Plan. The 1996 Directors’ Stock Option Plan provides that upon initial election to the Board, each Non-Employee Director is granted an option to purchase 54,000 shares of Common Stock and is automatically granted an option to purchase 22,500 additional shares on the date of each subsequent Annual Meeting following the Initial Grant. On April 13, 2000, the Board amended the 1996 Directors’ Stock Option Plan to provide that the Annual Grant to the Chairman of the Board be increased to twice the Annual Grant issued to each other Non-Employee Director. Subsequently, the Board limited the Chairman’s Annual Grant to a non-employee Chairman upon Mr. Ciffone’s being elected Chairman of the Board. In addition, the 1996 Directors’ Stock Option Plan provides that Non-Employee Directors may defer the payment of fees for their services as Directors and apply such deferrals to options to purchase shares of the Company’s Common Stock with exercise prices equal to 33 1/3% of the fair market value of the stock on the date the options are granted. For calendar year 2004, Mr. Carrubba elected to have 50% of his annual Director’s fee deferred and Mr. Conlisk elected to have 50% of his annual Director’s fee deferred. Options granted under the 1996 Directors’ Stock Option Plan, as amended, are granted at fair market value. Initial option grants vest annually over a period of three (3) years. Annual options granted prior to September 11, 1998 vest in four (4) equal annual installments with the first installment exercisable on the first anniversary of the date of the option grant. Annual options granted on or after September 11, 1998 vest monthly in equal installments over a period of twelve (12) months from the date of grant. The maximum term of options granted under the 1996 Directors’ Stock Option Plan is seven (7) years. Prior to the adoption of the 1996 Directors’ Stock Option Plan, Non-Employee Directors received options under the 1991 Non-Employee Directors’ Stock Option Plan (the “1991 Directors’ Plan”) which was terminated as to future grants on May 31, 1996. At March 31, 2004, there were no options to purchase shares of Common Stock outstanding under the 1991 Directors’ Plan. Options to purchase 719,840 shares of Common Stock were outstanding under the 1996 Directors’ Stock Option Plan.

During fiscal 2004, options to purchase 125,158 shares of Common Stock were granted under the 1996 Directors’ Stock Option Plan to the Company’s Non-Employee Directors at an average exercise price of $17.62 per share. The exercise price of such options was equal to the fair market value of the Company’s Common Stock on the date of grant. During fiscal 2004, Non-Employee Directors exercised options to purchase 45,000 shares under the 1996 Directors’ Stock Option Plan for a net value realized of $657,249. During the same period, Non-Employee Directors did not exercise any options to purchase shares under the 1991 Directors’ Plan.

Compensation of Executive Officers

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended March 31, 2004, 2003 and 2002 compensation awarded or paid to, or earned by, the Company’s Chairman, President and CEO, and its other four most highly compensated Executive Officers at March 31, 2004 (the “Named Executive Officers”):

		Annual Compensation(1)		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(2)
Donald L. Ciffone, Jr. Chairman, President and CEO	2004 2003 2002	610,809 615,540 615,540	— — —	200,000 137,500 175,000	47,250 38,875 38,125	(3) (4)

Roubik Gregorian Executive Vice President and Chief Operating Officer	2004 2003 2002	364,443 319,678 284,828	— — —	110,000 192,000 144,000	18,750 10,500 13,500	(5) (6) (7)

Ronald W. Guire Executive Vice President, Chief Financial Officer and Assistant Secretary	2004 2003 2002	282,548 282,022 281,828	— — —	40,000 66,000 100,000	16,000 11,125 11,125	(8)

Thomas R. Melendrez General Counsel, Secretary and Vice President Business Development	2004 2003 2002	226,482 216,618 216,540	— — —	40,000 34,000 56,000	11,200 8,125 12,710	(9) (10)

Mir B. Ghaderi Vice President, General Manager, Network and Transmission	2004 2003 2002	234,776 198,428 194,094	— — —	70,000 40,458 46,916	4,000 2,750 2,500	(11) (12) (13)

(1)	As permitted by rules promulgated by the SEC, no amounts are shown for “perquisites” as such amounts for each Named Executive Officers do not exceed the lesser of 10% of the sum of such executive’s salary plus bonus or $50,000.

(2)	Includes (i) amounts earned but deferred at the election of the Named Executive Officers pursuant to the Company’s tax qualified retirement plan, the Exar Corporation Savings Plan (the “401 (k) Plan”) and (ii) auto allowances.

(3)	Includes amounts relating to the voluntary cancellation of options to purchase 150,000 shares of common stock and Company-paid life insurance benefits.

(4)	Includes amounts relating to Company-paid life insurance benefits.

(5)	Includes amounts relating to the voluntary cancellation of options to purchase 120,000 shares of common stock and patent awards.

(6)	Includes patent awards.

(7)	Includes patent awards.

(8)	Includes amounts relating to the voluntary cancellation of options to purchase 80,000 shares of common stock.

(9)	Includes amounts relating to the voluntarily cancellation of options to purchase 44,000 shares of common stock.

(10)	Includes amounts in the form of options to purchase 200 shares of the Company’s Common Stock (based on the fair market value of the Company’s Common Stock on the date of the award) awarded, in the conformance with the Company’s practice, in recognition of Mr. Melendrez’s fifteen (15) years of service with the Company.

(11)	Includes amounts relating to the voluntary cancellation of options to purchase 20,000 shares of common stock.

(12)	Includes patent awards.

(13)	Includes patent awards.

OPTION GRANTS IN LAST FISCAL YEAR

In fiscal 2004, the Company granted nonqualified stock options to its Named Executive Officers under the 2000 Equity Incentive Plan, as amended and restated (the “2000 Plan”). The following tables show for the fiscal year ended March 31, 2004 certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees In Fiscal Year(2)	Exercise Price ($/Sh)(3)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
						5% ($)	10% ($)
Donald L. Ciffone, Jr.	200,000	15.80		$12.79	04/01/10	1,040,956	2,425,870

Roubik Gregorian	50,000 60,000	3.95 4.74	$ $	13.34 15.83	04/02/10 09/04/10	271,536 386,664	632,794 901,092

	110,000	8.69				658,200	1,533,886

Ronald W. Guire	40,000	3.16		$15.83	09/04/10	257,776	600,728

Thomas R. Melendrez	15,000 25,000	1.19 1.98	$ $	13.38 15.83	04/04/10 09/04/10	81,705 161,110	190,408 375,455

	40,000	3.16				242,815	565,863

Mir B. Ghaderi	35,000 35,000	2.77 2.77	$ $	13.38 15.83	04/04/10 09/04/10	190,645 225,554	444,284 525,637

	70,000	5.53				416,199	969,921

(1)	Options generally vest 25% per year on the anniversary date of the grant.

(2)	Based on options to purchase an aggregate of 1,265,631 shares of the Company’s Common Stock granted to employees of the Company in fiscal year 2004, including the Named Executive Officers.

(3)	The exercise price of the options was equal to the fair market value of the Company’s Common Stock on the date of grant.

(4)	The potential realizable value is based on the term of the option at the time of grant (which is generally seven (7) years). The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. These amounts represent certain assumed rates of appreciation, in accordance with rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock, and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all Stockholders.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Donald L. Ciffone, Jr.	175,000	$1,917,321	1,200,970	327,778	$1,326,357	$781,667
Roubik Gregorian	136,000	$1,548,102	482,996	310,000	$2,693,122	$602,400
Ronald W. Guire	93,748	$1,008,078	405,498	158,000	$1,640,383	$239,440
Thomas R. Melendrez	49,686	$467,451	172,598	76,000	$1,288,334	$207,870
Mir B. Ghaderi	38,260	$431,840	114,298	114,750	$515,201	$407,243

(1)	Represents the fair market value of the Company’s Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq Stock Market or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) less the exercise price, without taking into account any taxes that may be payable in connection with the transaction.

(2)	Represents the closing market price of the Company’s Common Stock at March 31, 2004 ($18.40) less the exercise price of the options.

EQUITY COMPENSATION PLAN SUMMARY

Plan	Number of securities to be issued upon exercise of outstanding options as of March 31, 2004	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans as of March 31, 2004
Equity compensation plans approved by Stockholders(1)	4,244,212	$16.03	1,552,792
Equity compensation plans not approved by Stockholders(2)	4,434,578	$19.86	1,232,615

Totals	8,678,790		2,785,407

(1)	Includes the 1991 Plan (options to purchase 59,526 shares with a weighted average exercise price per share of $6.33), 1996 Directors’ Stock Option Plan (options to purchase 719,840 shares with a weighted average exercise price per share of $20.76), and the 1997 Plan (options to purchase 3,464,846 shares with a weighted average exercise price per share of $15.22).

(2)	Consists of the 2000 Plan. In September 2000, the Board of Directors (“Board”) approved the 2000 Plan. The 2000 Plan is administered by our Board or a committee of the Board (“Committee”) and provides for the grant of non-statutory options, stock bonuses, rights to purchase restricted stock, or a combination of the foregoing (collectively “Stock Awards”) to employees and consultants in our service or in the service of our affiliates. There are 5,700,000 shares of our Common Stock reserved under the 2000 Plan, and 1,119,165 shares remain for future issuance thereunder as of May 31, 2004.

Except in the case of a deferred salary option, options are granted with an exercise price not less than the fair market value of the Company’s Common Stock on the date of grant. The Board or Committee determines when options granted under the 2000 Plan may be exercised. The 2000 Plan provides that vested options may generally be exercised for (a) three (3) months after termination of service other than due to death or disability, (b) twelve (12) months after termination of service as a result of disability, or (c) eighteen (18) months after termination of service as a result of death. The 2000 Plan permits options to be exercised with cash, other shares of the Company’s Common Stock, according to a deferred payment arrangement, or any other form of legal consideration acceptable to the Board or Committee. The Board or Committee has the ability to select employees to participate in a program that allows them to make an irrevocable election to apply a portion of their base salary (minimum of $5,000 and a maximum of $50,000) to the acquisition of an option to purchase shares of our Common Stock. The exercise price per share of a deferred salary option would equal 33 1/3% of the fair market value of the Company’s Common Stock on the date such deferred salary option is granted.

The Board or Committee determines the purchase price of restricted stock as well as the permissible form of consideration to be paid for such stock. The Board or Committee may award eligible participants stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for the Company’s benefit. Shares of our Common Stock sold or awarded under the 2000 Plan may be subject to a repurchase option in the Company’s favor, which will lapse at such times as the Board or Committee may determine. The Company may exercise such repurchase option for any or all the unvested shares held by the purchaser upon his or her termination of service with the Company.

In the event of (i) a dissolution or liquidation, (ii) a merger or consolidation in which we are not the surviving corporation, (iii) a reverse merger in which we are the surviving corporation, but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted into other property, or (iv) any other capital reorganization in which more than 50% of the Company’s shares entitled to vote are exchanged, excluding in each case a capital reorganization in which the purpose is to change the state of the Company’s incorporation, the 2000 Plan provides that each outstanding Stock Award will fully vest and become exercisable for a period of at least ten (10) days. Outstanding Stock Awards that are not exercised prior to the occurrence of any of the listed events will terminate on the date of such event, unless the successor corporation assumes such awards.

Change of Control and Employment Arrangements

On June 24, 1999, the Board of Directors adopted the Executive Officers’ Change of Control Severance Benefit Plan (the “Severance Plan”). The following individuals are eligible to receive benefits under the Severance Plan: Group I, consisting of Donald L. Ciffone, Jr., Michael J. Class, Roubik Gregorian and Ronald W. Guire; and Group II, consisting of Thomas R. Melendrez, Stephen W. Michael, Susan Hardman, and Mir B. Ghaderi. The Board of Directors or the Compensation Committee may, in their sole discretion, designate additional employees as eligible to receive benefits under the Severance Plan. The Severance Plan provides that an eligible employee will receive benefits if the employee’s employment is involuntarily terminated without “cause” or if the employee voluntarily terminates his or her employment for “good reason,” in either case within thirteen (13) months following the effective date of a change of control of the Company. Employees in Group I will receive a lump sum payment equal to two (2) times the employee’s annual base salary. Employees in Group II will receive a lump sum payment equal to the greater of (a) one year’s base salary, or (b) one month’s base salary for each complete year of service the employee has provided to the Company, up to a maximum of two (2) times the employee’s annual base salary. In order to receive benefits under the Severance Plan, an employee must execute a release of all claims that the employee may have against the Company and its successors and assigns.

In December 2000, the Company entered into an Executive Employment Agreement with Mr. Ciffone. The Employment Agreement was subsequently amended and restated in June 2001, and March, June and December 2003. The Employment Agreement provides for: (i) a four (4) year term ending on March 31, 2005; (ii) an annual base salary of $615,000, subject to annual discretionary increases by the Board; (iii) an annual target incentive compensation payment based on a 75% target award percentage under the Company’s Executive Compensation Incentive Program; (iv) life insurance coverage in the amount of $1,000,000, medical expense reimbursement of up to $10,000 each fiscal year, four (4) weeks paid vacation, professional services reimbursement of $10,000 each fiscal year, and a monthly auto allowance of $3,000; (v) certain severance benefits under the Severance Plan, including upon termination within thirteen (13) months of a change in control; (vi) an initial option grant of 300,000 shares of Common Stock (granted on December 6, 2000), which vests ratably on each monthly anniversary date from the grant date as to 1/36 of the option shares of Common Stock subject to the option, and subsequent grants of an option to purchase 100,000 shares of Common Stock on each of April 1, 2001 and April 1, 2002, an option to purchase 200,000 shares on April 1, 2003, and an option to purchase 100,000 shares on April 19, 2004, which options shall vest ratably on each monthly anniversary date of the grant date as to 1/36 of the shares of Common Stock subject to the option. The December 2000, April 2001, April 2002, April 2003 and April 2004 option grants were granted under the 2000 Plan. The Employment Agreement further provides that Mr. Ciffone shall become a part-time employee of the Company if Mr. Ciffone’s full-time employment or status as Chairman of the Board shall terminate under certain circumstances prior to the 2007 Annual Meeting of Stockholders.

REPORT OF THE COMPENSATION COMMITTEE AND OF THE

EMPLOYEE OPTION ADMINISTRATION COMMITTEE

OF THE BOARD OF DIRECTORS 1

During fiscal 2004, the Compensation Committee of the Board of Directors (the “Compensation Committee”) consisted of Messrs. Carrubba, Conlisk, Dykes (through September 2003) and McFarlane (since January 2004), none of whom is an officer or an employee of the Company. Mr. Carrubba serves as Chairman of the Compensation Committee. The Compensation Committee evaluates the performance of the Company’s President and CEO, reviews the performance of other Executive Officers and reviews and approves or recommends to the Board compensation levels, policies and programs. The Employee Option Administration Committee of the Board of Directors (the “Option Committee”) consists of Messrs. Carrubba and Conlisk, the latter of whom serves as Chairman of the Committee. The Option Committee administers the Company’s employee stock option plans, including the granting of any options thereunder.

General Compensation Policy

Compensation Philosophy.    The Compensation Committee and the Option Committee believe that the Company’s overall compensation program should relate to creating Stockholder value. Accordingly, the compensation program is designed to attract and retain talented executives and technical personnel, to reward achievement of the Company’s short-term and long-term performance goals, to link executive compensation to Stockholder interests through equity-based plans, and to recognize and reward individual contributions to operating group and Company-wide performance objectives.

Components of Executive Compensation.    During fiscal 2004, compensation for the Company’s Executive Officers consisted of base salary, participation in an annual stock based incentive compensation program and longer-term equity incentives. The Compensation Committee calibrated each component to a competitive market position based on executive compensation surveys, reports from third party compensation specialists and other relevant information. The Company also offers to its Executive Officers participation (with all other eligible employees of the Company) in its 401(k) Plan, an auto allowance for Executive Officers, an executive medical plan and certain other benefits available generally to employees of the Company.

Cash-Based Compensation

Base Salary.    The Compensation Committee determines the base salary of the President and CEO and reviews and approves base salaries for each of the Company’s other Executive Officers annually in connection with annual performance reviews. In adjusting base salaries, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance. In many instances, the qualitative factors necessarily involve a subjective assessment by the Compensation Committee. The Compensation Committee neither bases its considerations on any single performance factor nor does it specifically assign relative weights to factors but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other Company executives. Generally, in approving salary adjustments for Executive Officers (other than the President and CEO), the Compensation Committee considers the evaluation and recommendations of the Company’s President and CEO.

The Compensation Committee reviews an independent survey of compensation of executive officers of other high technology companies to enable it to set base salaries based on each Executive Officer’s level of

[1]	This section is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

responsibility and within the parameters of companies of comparable size in the Company’s industry. The survey includes a broader group of technology companies than those companies included in the Nasdaq Electronic Components Index used in the performance measurement comparison graph included in this proxy statement. Generally, base salaries paid to Executive Officers for fiscal 2004 were set at levels within the top half of salaries paid to executives under the independent survey. This is consistent with the Compensation Committee’s objective of attracting and retaining executives whose skills and potential rank above the norm.

In addition to individual and corporate performance, the factors considered in determining merit adjustments include relative salaries and responsibilities in the Company, the size of the Company’s incentive payment allocation, which considers factors such as inflation and the competitive environment relative to other technology companies, independent survey data, number of years with the Company and anticipated future responsibilities of each individual within the next year. For fiscal 2004, consistent with the principles discussed herein, the Compensation Committee, at the recommendation of management, decided to forego an annual salary merit adjustment for the Company’s Executive Officers.

Annual Incentive Compensation Opportunities.    The Company maintains annual incentive compensation programs (cash, stock options and/or a combination thereof) to reward Executive Officers and other selected senior management and technical personnel for attaining defined performance goals. The programs are designed to attract and motivate employees, and they are closely tied to corporate performance to enhance Stockholder value and encourage profit and revenue growth. For Executive Officers, incentive compensation payments are based primarily on Company-wide performance targets, as well as personal performance measured against agreed-objectives. For selected senior management and technical personnel, Company-wide performance is a factor, and significant weight also is given to individual performance and the performance of particular operating groups within the Company. The programs are periodically benchmarked against competitive/industry compensation data to ensure they are competitive and designed to achieve the performance intended.

Executive Officer Incentive Compensation Program.    In December 2002, the Compensation Committee approved the Fiscal Year 2004 Executive Special Stock Based Incentive Program as the most appropriate employee motivation and retention program given the existing and anticipated market conditions and planned operating budget considerations. Such constraints, in the view of the Compensation Committee, argued against use of a cash-based incentive compensation program, an incentive arrangement historically relied upon. Stock options granted under the Fiscal Year 2004 Executive Special Stock Based Incentive Program have a term of seven years and vest in 12 equal monthly installments beginning April 2003.

Key Employee Incentive Compensation Program.    In December 2002 the Compensation Committee approved the Fiscal Year 2004 Key Employee Special Stock Based Incentive Program as the most appropriate employee motivation and retention program given the existing and anticipated market conditions and planned operating budget considerations. Such constraints, in the view of the Compensation Committee, argued against use of a cash-based incentive compensation program, an incentive arrangement historically relied upon. Stock options granted under the Fiscal Year 2004 Key Employee Special Stock Based Incentive Program have a term of seven years and vest in 12 equal monthly installments beginning April 2003.

Equity Incentives

The Company utilizes its 1997 Plan and its 2000 Plan to further align the interests of Stockholders and management by providing Executive Officers and other employees with a significant economic interest in the long-term appreciation of the Company’s stock. The 1997 Plan permits the grant of both incentive and nonstatutory stock options. The 2000 Plan does not permit the grant of incentive stock options. A maximum of 40% of the total number of shares reserved under the 2000 Plan may be granted to Executive Officers of the Company. Generally, options under the 1997 Plan and the 2000 Plan are granted with exercise prices equal to 100% of the fair market value of the underlying stock on the date of grant and have terms of seven (7) years, although options may be granted with terms of up to ten years. Under the 1997 Plan and the 2000 Plan, selected employees, including Executive Officers and senior management and technical personnel, may defer a portion of their base salary and apply such deferred salary to options to purchase shares of the Company’s Common Stock with exercise prices set at a discount to the fair market value of the stock with the aggregate of such discounts equal to the aggregate amount of the base salary so deferred. Options, other than deferred compensation options, are generally subject to vesting over four years. This vesting schedule is designed to motivate option holders to achieve stated objectives, thereby aiding the Company’s efforts to maximize revenue and profit together with Stockholder value, and to encourage individuals to remain with the Company for the long-term. In determining the number of shares subject to an option to be granted to an Executive Officer, the Option Committee takes into account the Executive Officer’s position and level of responsibility with the Company, the Executive Officer’s existing stock and unvested option holdings, the potential reward to the Executive Officer if the stock price appreciates in the public market, and the competitiveness of the Executive Officer’s overall compensation arrangements, including stock options. Outstanding performance by an individual may also be taken into consideration. Option grants may also be made to new Executive Officers upon commencement of employment and, on occasion, to Executive Officers in connection with a significant change in job responsibility. The Option Committee may grant options taking into account multiple year periods. In fiscal 2004, based on the factors described above, the Option Committee granted options to purchase an aggregate of 365,000 shares of Common Stock to the Company’s Executive Officers, excluding grants to the Company’s CEO.

Additional long-term equity incentives are provided through the Company’s Employee Stock Participation Plan in which all eligible employees, including eligible Executive Officers of the Company, may purchase stock of the Company, subject to specified limits, at 85% of fair market value.

CEO Compensation

The Compensation Committee uses the same procedures described above for setting the annual salary, bonus and stock option award for Mr. Ciffone, our Chairman, President and Chief Executive Officer. Mr. Ciffone’s compensation package for fiscal 2004 consisted of $615,000 annual base salary, and 200,000 shares of the Company’s Common Stock granted in connection with his Executive Employment Agreement, in addition to other benefits detailed therein, and an additional 37,500 shares of the Company’s Common Stock was granted in connection with the Fiscal Year 2004 Executive Special Stock Based Incentive Program.

Mr. Ciffone has an Executive Employment Agreement with the Company which is discussed under “Director and Executive Compensation—Change of Control and Employment Arrangements.”

Section 162(m) Policy

The Compensation Committee has not adopted a general policy with respect to the application of Section 162(m) of the Internal Revenue Code, which generally imposes an annual corporate deduction limitation for tax computation purposes of $1 million on the compensation of certain Executive Officers. However, pursuant to Section 162(m), the Board has adopted, and the Stockholders have approved, the 1997 Plan, intended to permit compensation from options granted thereunder to be excluded from Section 162(m) limitations. The 2000 Plan has not been approved by the Stockholders, and, therefore, compensation from options granted thereunder shall not be so excluded.

Respectfully submitted,
The Compensation Committee	The Employee Option Administration Committee

Frank P. Carrubba, Chairman	Raimon L. Conlisk, Chairman
Raimon L. Conlisk	Frank P. Carrubba
John S. McFarlane

Compensation Committee Interlocks and Insider Participation

As noted above, during the fiscal year ended March 31, 2004, the Compensation Committee consisted of Messrs. Conlisk, Carrubba, Dykes (through September 2003) and McFarlane (since January 2004), none of whom is an officer or an employee of the Company. No Executive Officer of the Company serves as a member of the Board of directors or Compensation Committee of any entity that has one or more Executive Officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS 1

The rules and regulations of the SEC require the Company to include in its proxy statement a report from the Audit Committee (“Audit Committee” or “Committee”) of the Board. The following report concerns the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process.

On behalf of the Board of Directors, the Audit Committee is responsible for providing an independent, objective review of the Company’s auditing, accounting and financial reporting process, public reports and disclosures and system of internal controls regarding financial accounting. The Audit Committee is comprised solely of independent Directors as defined in the Marketplace Rules of the Nasdaq Stock Market and is governed by a written charter adopted by the Board of Directors, a copy of which can be viewed at the Company’s website: www.exar.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in the Audit Committee Charter (“Charter”), are intended to be in accordance with applicable requirements for corporate audit committees. The Committee Chair is a financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls. The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board of Directors. Representatives of the internal audit function, independent auditors and financial management have unrestricted access to the Committee and periodically meet privately with the Committee. The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2005.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters. The Audit Committee, as appropriate, selects, reviews and evaluates, and discusses and consults with Company management and the independent auditors regarding a variety of matters, including but not limited to, the following:

•	activity and performance of the Company’s internal and external auditors, including the audit scope, external audit fees, and auditor independence matters;

•	the extent to which the independent auditor may be retained to perform non-audit services;

•	the plan for, and the independent accountants’ report on, each audit of the Company’s financial statements;

[1]	This section is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to Stockholders, as well as the adequacy and appropriateness of the Company’s financial, accounting, and auditing personnel;

•	selection, evaluation, and when appropriate, replacement of the Company’s independent auditor; and

•	changes in the Company’s accounting practices, principles, controls or methodologies, or in the Company’s financial statements, and recent developments in accounting rules.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s Annual Report. The Committee took a number of steps in making this recommendation for fiscal year 2004. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors for fiscal 2004, those matters PricewaterhouseCoopers LLP communicated to and discussed with the Audit Committee under applicable auditing standards, such as Statement on Auditing Standards No. 61, as amended, “Communications with the Audit Committees,” including information concerning the scope and results of the audit. Second, the Audit Committee discussed with PricewaterhouseCoopers LLP their independence, and received a letter from them regarding their independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” for auditors of public companies. Third, PricewaterhouseCoopers LLP confirmed with and to the Audit Committee that it was not aware of any errors, illegal acts or material weaknesses in internal accounting controls as is specified in Statements on Auditing Standards (“SAS”) 53, “The Auditors’ Responsibility to Detect and Report Errors and Irregularities;” SAS 54, “Illegal Acts;” and SAS 60, “Communication of Internal Control Structure Related Matters Noted in Audit.” Finally, the Audit Committee reviewed and discussed with Company management and PricewaterhouseCoopers LLP the Company’s audited consolidated balance sheet at March 31, 2004, and consolidated statements of income, cash flows and Stockholders’ equity for the fiscal year ended March 31, 2004. Based on the discussions with PricewaterhouseCoopers LLP concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s Annual Report on Form 10-K for the year ended March 31, 2004 include these financial statements.

Fees Paid to Principal Accountants

The following table shows the fees paid or accrued by the Company for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2003 and 2004:

Description of Services	2003	2004
Audit Fees	$141,180	$171,385
Audit-Related Fees	$13,500	$—
Tax Fees	$59,167	$126,766
All Other Fees	$13,425	$—

Total	$227,272	$298,151

Audit Fees.    Audit Fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements, quarterly review of financial statements included in the Company’s 10-Q, and audit services provided in connection with other statutory and regulatory filings.

Audit-Related Fees.    Audit-Related Fees include professional services reasonably related to the audit of the Company’s financial statements, including but not limited to consultation on accounting standards or transactions and audits of employee benefit plans.

Tax Fees.    Tax Fees include professional services related to tax compliance, tax advice and tax planning, including but not limited to the preparation of federal and state tax returns.

All Other Fees.    All Other Fees include professional services related to non-audit related consulting services.

The following table shows the fees paid or accrued by the Company for services provided by Deloitte & Touche LLP* for fiscal year 2003:

Tax Fees	$2,417
All Other Fees	$13,425

Total	$15,842

*	Effective September 7, 2001, the Board of Directors approved the termination of Deloitte & Touche LLP as the Company’s independent auditors and the engagement of PricewaterhouseCoopers LLP as the Company’s independent auditors. See the Company’s 8-K filed on September 11, 2001 for additional information.

The charter of the Company’s Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services provided to the Company by the independent auditors or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible. All audit and audit-related services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the services included in this category is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Respectfully submitted,

The Audit Committee

Richard Previte, Chairman

Frank P. Carrubba

Raimon L. Conlisk

John S. McFarlane

PERFORMANCE MEASUREMENT COMPARISON(1)

The following graph shows a five-year comparison of cumulative Stockholder return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Composite Index”), the JP Morgan H&Q Technology Index, the Nasdaq Electronic Components Index, and the Company. The JP Morgan H&Q Technology Index was composed of approximately 200 technology companies in the semiconductor, electronics, medical, and related technology industries. The Nasdaq Electronic Components Index is comprised of approximately 200 Nasdaq Listed Companies in the SIC code 367. The graph is based on the assumption that $100 was invested on March 31, 1999 and all dividends were reinvested. Historic stock price performance is not necessarily indicative of future stock price performance.

The Company used the Nasdaq Electronic Components Index for comparative purposes in the current year because the industry index that was used in prior years, the JP Morgan H&Q Technology Index, was discontinued in March 2002. As a result, as required by applicable SEC rules, the graph below includes performance data for the JP Morgan H&Q Technology Index only through March 2002.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN ON INVESTMENT(2)

1.	This section is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2.	The total return on investment (change in stock price plus reinvested dividends) for the Company, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Components Index, based on March 31, 1999 = 100.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into various arrangements with some of our Executive Officers, all of which are discussed under “Executive Compensation—Change of Control and Employment Arrangements.”

The Company has entered into indemnity agreements with Executive Officers and Directors which provide, among other things, that the Company will indemnify such Executive Officer or Director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he/she may be required to pay in actions or proceedings to which he/she is or may be made a party by reason of his/her position as a Director, Executive Officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

ACCOUNTANTS

The Company’s financial statements have been audited by PricewaterhouseCoopers LLP as independent auditors. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They do not expect to make any statement, but will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

COMMUNICATING WITH THE COMPANY

We have from time-to-time received calls from Stockholders inquiring about the available means of communication with the Company. We thought that it would be helpful to describe these arrangements which are available for your use.

•	If you would like to receive information about the Company, without charge, you may use one of these convenient methods:

1.	To have information such as the Company’s latest Quarterly Earnings Release, Form 10-K, Form 10-Q or Annual Report mailed to you, Stockholders residing in the U.S., please call the transfer agent, EquiServe Trust Company, N.A. at 877-282-1168.

2.	To view the Company’s website on the Internet, use the Company’s Internet address: www.exar.com. The Company’s website includes product, corporate and financial data, as well as recent earnings releases, current stock price, an electronic file of this Proxy Statement and 10-K/10-Q, the Company’s Annual Report to Stockholders, job listings, instructions on how to contact non-employee members of the Board of Directors, ethics policies and charters for each Company Committee. Internet access to this information has the advantage of providing you with up-to-date information about the Company throughout the year.

3.	To reach our Investor Relations representative, please call 510-668-7201.

•	If you would like to write to us, please send your correspondence to the following address:

Exar Corporation

48720 Kato Road

Fremont, California 94538

Attn: Investor Relations, M/S 210

OTHER MATTERS

The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

The Board of Directors hopes that Stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors

Thomas R. Melendrez

Secretary

July 29, 2004

DELIVERY OF THIS PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more securityholders sharing the same address by delivering a single annual report and proxy statement addressed to those securityholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

This year, a number of brokers with account holders who are Company Stockholders will be “householding” our proxy materials. A single Annual Report and Proxy Statement will be delivered to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. Once you have received notice from your broker or the Company that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your written request to Exar Corporation, Attention: Investor Relations M/S 210, 48720 Kato Road, Fremont, California 94538, or contact us directly at (510) 668-7201.

Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

APPENDIX A

EXAR CORPORATION

1997 EQUITY INCENTIVE PLAN

1.    PURPOSE.

(a)    The purpose of the 1997 Equity Incentive Plan (the “Plan”) is to provide a means by which selected employees and directors of and consultants to Exar Corporation, a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) incentive stock options, (ii) nonstatutory stock options, and (iii) stock bonuses, all as defined below and collectively referred to as “Stock Awards”.

(b)    The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c)    The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d)    The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board of Directors of the Company (the “Board”) or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either incentive stock options as that term is used in Section 422 of the Code (“Incentive Stock Options”), options which do not qualify as Incentive Stock Options (“Nonstatutory Stock Options”) or stock bonuses as described in paragraph 6 hereof (“Stock Bonuses”). All options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to paragraph 5, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of option. An option designated as a Nonstatutory Stock Option shall not be treated as an Incentive Stock Option.

2.    ADMINISTRATION.

(a)    The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

(b)    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1)    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Bonus or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

(2)    To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(3)    To amend the Plan as provided in paragraph 12.

(4)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c)    The Board may delegate administration of the Plan to one or more committees, provided, however, that if such a committee is authorized to administer Stock Awards with respect to officers and directors of the Company, such committee shall be composed of not fewer than two (2) members of the Board, all of whom may be, in the discretion of the Board, non-employee directors as defined in subparagraph 2(d) or outside directors as defined in subparagraph 2(e). These committees are referred to herein as the “Committee,” as applicable. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan or the administration of Stock Awards with respect to officers and directors, as the case may be, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this paragraph to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who (1) are not then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and/or (2) are either (i) not then covered employees (as defined in subparagraph 2(f)) and are not expected to be covered employees at the time of recognition of income resulting from such option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

(d)    The term “non-employee director,” as used in this Plan, shall mean a director who either (i) is not a current employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.

(e)    The term “outside director,” as used in this Plan, shall mean a director who either (i) is not a current employee of the Company or an “affiliated corporation” (as defined in the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an affiliated corporation at any time, and is not currently receiving direct or indirect enumeration from the Company or an affiliated corporation for personal services in any capacity other than as a director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(f)    The term “covered employee,” as used in this Plan, shall mean the chief executive officer and the four (4) other highest compensated officers of the Company.

3.    SHARES SUBJECT TO THE PLAN.

(a)    Subject to the provisions of paragraph 11 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate Seven Million One Hundred Seventy-Five Thousand (7,175,000) shares of the Company’s $.0001 par value common stock, plus any shares of such common stock that would have become available under the Company’s 1991 Stock Option Plan due to the expiration or other termination of any stock award thereunder. If any Stock Award granted under the Plan shall for any reason expire or otherwise terminate prior to the issuance of the stock subject to such Stock Award (or fail to vest in the case of a Stock Bonus), the stock not issued pursuant to such Stock Award shall again become available for the Plan.

(b)    The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.    ELIGIBILITY.

(a)    Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee (including an officer) of the Company or any Affiliate. Nonstatutory Stock Options and Stock Bonuses may be granted only to employees (including officers) of, directors of or consultants to the Company or its Affiliates.

(b)    No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant.

(c)    Subject to the provisions of paragraph 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted options covering more than Four Hundred FiftyThousand (450,000) shares of the Company’s common stock in any calendar year.

5.    OPTION PROVISIONS.

Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

(a)    No option shall be exercisable after the expiration of a date specified in the option (which date shall be no more than ten (10) years from the date the option was granted).

(b)    The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. Except as provided with respect to Deferred Salary Grants under paragraph 7. The exercise price of each Nonstatutory Stock Option shall be not less than fifty percent (50%) of the fair market value of the stock subject to the option on the date the option is granted. Notwithstanding the foregoing, an option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)    The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d)    An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person; provided, however, that a Nonstatutory Stock Option may be transferred to the extent provided in the option agreement. The person to whom the option is granted may designate, by delivering written notice of the same to the Company (in a form acceptable to the Company) during such person’s lifetime, a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option and receive any and all proceeds thereof.

(e)    The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

(f)    The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, (1) to give written assurances satisfactory to the Company as to the optionee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

(g)    An option shall terminate three (3) months after termination of the optionee’s employment or relationship as a consultant or director with the Company or an Affiliate, unless (i) such termination is due to such person’s permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant or director; or (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons entitled to exercise the option pursuant to subparagraph 5(d) hereof; or (iii) the option by its terms specifies either (A) that it shall terminate sooner than three (3) months after termination of the optionee’s employment or relationship as a consultant or director, or (B) that it may be exercised more than three (3) months after termination of such relationship with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee’s employment or relationship as a consultant or director.

(h)    The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant or director with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

(i)    To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value equal to the amount of the withholding tax obligation.

6.    STOCK BONUS PROVISIONS.

Each Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of Stock Bonus agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

(a)    The purchase price of stock under each Stock Bonus agreement shall be such amount as the Board or Committee shall determine and designate in such agreement. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a Stock Bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(b)    No rights under a Stock Bonus agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable Stock Bonus agreement.

(c)    The purchase price, if any, of stock acquired pursuant to a Stock Bonus agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a Stock Bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(d)    Shares of stock sold or awarded under a Stock Bonus agreement may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

(e)    In the event an employee, director or consultant’s employment or relationship with the Company is interrupted or terminated by the Company or any Affiliate, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the Stock Bonus agreement between the Company and such person.

(f)    To the extent provided by the terms of the Stock Bonus agreement, the recipient may satisfy any federal, state or local tax withholding obligation relating to the receipt of the Stock Bonus by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the recipient as a result of the Stock Bonus a number of shares having a fair market value equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value equal to the amount of the withholding tax obligation.

7.    DEFERRED SALARY GRANTS.

(a)    Any employee (including officers), director or consultant who is selected by the Board or Committee (“Deferral Participant”) may elect to apply a portion of his or her base salary, in an amount equal to at least five thousand dollars ($5,000) but in no event more than fifty thousand dollars ($50,000), to the acquisition of an option to purchase shares of the Company’s common stock pursuant to the terms of this paragraph 7 (“Deferred Salary Option”). Such election is irrevocable and must be filed with the Company prior to the commencement of the calendar year in which the base salary to be deferred is earned. Notwithstanding the foregoing, a newly hired, elected or appointed Deferral Participant may file an irrevocable election with the Company within thirty (30) days of the date the Deferral Participant commences service to the Company.

Each Deferral Participant who files such a timely election shall automatically be granted an option under this paragraph 7 on (i) the first trading day in January of the calendar year for which the deferral election is to be in effect; or (ii) for a newly hired, elected or appointed Deferral Participant, the first trading day of the month following the month the Deferral Participant files such election.

(b)    The number of shares of Company common stock subject to a Deferred Salary Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X= A / (B x 66 2/3%), where

X is the number of option shares,

A is the maximum amount of base salary subject to the deferral election, and

B is the fair market value per share of the common stock on the option grant date.

(c)    The purchase price per share of common stock of the Company for the shares to be purchased pursuant to the exercise of any Deferred Salary Option shall be thirty three and one third percent (33 1/3%) of the fair market value of the Company’s common stock on the date such Deferred Salary Option is granted.

(d)    Each Deferred Salary Option shall vest (become exercisable) equally over the twelve (12) month period that is the calendar year in which salary is deferred, and shall terminate on the earlier of (i) ten (10) years from the date the option was granted, or (ii) three (3) years following termination of the Deferral Participant’s employment or relationship as a consultant or director with the Company or an Affiliate. If the Deferred Salary Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

8.    COVENANTS OF THE COMPANY.

(a)    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards up to the number of shares of stock authorized under the Plan.

(b)    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock under the Stock Awards granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award granted under the Plan or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Stock Awards unless and until such authority is obtained.

9.    USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

10.    MISCELLANEOUS.

(a)    The Board or the Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)    The holder of a Stock Award (including any person to whom an option is transferred under subparagraph 5(d)) shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for acquisition of the shares subject to the Stock Award pursuant to the terms of the Stock Award Agreement.

(c)    Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any eligible employee, consultant or director or the holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a consultant or director) or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee, consultant or director or other holder of Stock Awards with or without cause. In the event that a holder of Stock Awards is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant or director for purposes of the Plan and corresponding provisions of any outstanding Stock Awards, and (ii) suspend or otherwise delay the time or times at which the shares subject to the Stock Awards would otherwise vest.

(d)    To the extent that the aggregate fair market value (determined at the time of grant) of stock with respect to which incentive stock options (as defined in the Code) granted after 1986 are exercisable for the first time by any optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

11.    ADJUSTMENTS UPON CHANGES IN STOCK.

(a)    If any change is made in the stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards.

(b)    In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, excluding in each case a capital reorganization in which the sole purpose is to change the state of incorporation on the Company, then all outstanding options shall become exercisable in full for a period of at least ten (10) days, and all stock bonuses shall be fully vested, prior to such event. Outstanding options which have not been exercised prior to such event shall terminate on the date of such event unless assumed by a successor corporation.

12.    AMENDMENT OF THE PLAN.

(a)    The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent such amendment requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code, to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or to satisfy any Nasdaq or securities exchange listing requirements.

(b)    The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)    Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

13.    TERMINATION OR SUSPENSION OF THE PLAN.

(a)    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth anniversary of the date the Plan is adopted or the date the Plan is approved by the stockholders, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

14.    EFFECTIVE DATE OF PLAN.

The Plan becomes effective on the date approved by the Board, but no stock bonuses shall be granted and no options shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

DETACH HERE ZEXAC2

PROXY

EXAR CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 9, 2004

The undersigned hereby appoints Donald L. Ciffone, Jr. and Ronald W. Guire, or each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exar Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Exar Corporation to be held at the Company’s Corporate Headquarters, 48720 Kato Road, Fremont, California, on Thursday, September 9, 2004 at 3:00 p.m. Pacific Daylight Time, and at any and all continuations, postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date and promptly return in the enclosed return envelope which is postage prepaid if mailed in the United States.

SEE REVERSE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE

SIDE SIDE

EXAR CORPORATION

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ZEXAC1

#EXA

Please mark X votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSAL 2.

FOR AGAINST ABSTAIN

1. To elect two (2) Directors to hold office until the 2007 Annual 2. To approve an amendment to the Meeting of Stockholders or until their successors are duly elected Company’s 1997 Equity Incentive Plan to and qualified, or until such Director’s earlier death, resignation or increase by 2,000,000 the number of removal. shares of the Company’s Common Stock Nominees:(01) Donald L. Ciffone, Jr. and (02) Ronald W. Guire authorized for issuance thereunder.

WITHHELD FOR

FROM

NOMINEES 3. To transact such other business as may properly come before

NOMINEES

the meeting or any adjournment, continuation or postponement thereof.

For all nominees except as written above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as name appears at left. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should give their full titles. If the signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. If stock is registered in the names of two or more persons, each should sign.

Signature: Date: Signature: Date: